UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

Shennan Road, Hualian Center, Room 301 - 309 Shenzhen, People’s Republic of China (Address of principal executive offices) (zip code)

86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable .
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2010, Universal Travel Group (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Brean Murray, Carret & Co., LLC, as representative of the underwriters (the "Representative"), related to a public offering of 2,857,143 shares of the Company's common stock (the "Common Stock"), at a price of $7.00 per share less a 5% underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Representative an option, exercisable for 30 days, to purchase up to an additional 428,572 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company's effective registration statements on Form S-3, as amended and supplemented (Registration Statement No. 333-161139) filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On June 16, 2010, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report. The Company's press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

1.1 Underwriting Agreement, dated June 15, 2010.
99.1 Press Release dated June 16, 2010, issued by Universal Travel Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2010	UNIVERSAL TRAVEL GROUP

By: /s/ Yizhao Zhang
Yizhao Zhang
Chief Financial Officer